U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the approval granted to the Board of Directors at the shareholder meeting on May 23, 2005, Coffee Pacifica, Inc has entered into a definitive Engagement agreement (the "Agreement") dated January 16, 2006 with Shailen Singh to act as its Chief Executive Officer. As the Chief Executive Officer, Singh will perform such duties customarily performed by the Chief Executive Officer and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company (the "Board"). These duties include, but may not be limited to, signing SEC filings and certifications required by the Sarbanes-Oxley Act. It is understood that Singh has other business interests and responsibilities but that he does not anticipate any significant time conflicts. Singh will not accept any significant new engagements and will devote the time and attention necessary to fulfill the duties to the Company. The Agreement shall continue on a year-to-year basis until terminated by either party upon sixty days prior written notice to the other party. The Company shall make monthly management fee payments of eight thousand five hundred dollars ($8,500) to Singh, in arrears, on the last day of each month. In further consideration of other services to be rendered under the Agreement, Singh shall be paid through issuance of five hundred thousand (500,000) S-8 Registered Free Trading Company Common Stock. Upon execution of the Agreement, Singh was issued two hundred thousand (200,000) S-8 Registered Free Trading Company Common Stock. On July 1, 2006, the Company shall issue the balance of the three hundred thousand (300,000) S-8 Registered Free Trading Company Common Stock to Singh. The Agreement also contains customary representations and warranties from Shailen Singh and Coffee Pacifica, Inc.

Shailen Singh has been the Chief Executive Officer of Coffee Pacifica, Inc. since its inception on December 21, 2001.

The summary of the Agreement entered into in connection with the engagement of Shailen Singh is set forth in this report on From 8-K is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this From 8-K.

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a News Release dated February 2, 2006, that for the first quarter ending March 31, 2006, total revenue is projected to be in the range of $1,200,000 to $1,500,000, conditioned upon the New York "C" coffee contract prices remaining at or above $1.20 per lbs for green bean coffee. The projection represents consecutive quarters of revenue growth. For the full fiscal year ending December 31, 2005, Coffee Pacifica expects revenue to be in the range of $670,000 to $750,000, compared to $265,438 total revenue for the fiscal year ended December 31, 2004. Additional details on the 2005 annual revenue and expenses will be made available in the company's 10-KSB, which is expected to be filed by the end of March, 2006. Projections for the second and third quarter for the 2006 fiscal period will be provided at a later date as information becomes available.

Coffee Pacifica, Inc. filed an amended 10KSB for the year ended December 31, 2004 on February 3, 2006 to:

  Add additional information about securities authorized for issuance under equity compensation plan.

  Replace the current auditors' report with a revised auditors' report

  Insert previous auditors' report for the financial statements for the year ended December 31, 2003.

  Revised disclosure to Item 4 - Controls and Procedures in regards to effectiveness of the controls.

  Inserted Exhibit 23 consent of previous auditor.
  Revised Exhibits 31 so that certification is worded in accordance with the Item 601(b)(31) of Regulation S-B.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

d) Exhibits

10.1 Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: February 13, 2006                                                                     "Shailen Singh"

                                                                                           Shailen Singh, President & CEO